Exhibit 10.3

BLUE RIDGE BANK

2008 STOCK OPTION PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1       ESTABLISHMENT OF THE PLAN. BlueRidge Bank, a Maryland-chartered commercial bank (hereinafter referred to as the "Bank"), establishes an equity compensation plan to be known as the BlueRidge Bank 2008 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options and Incentive Stock Options.

The Plan is effective as of September 23, 2008 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2        PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Bank and its Affiliates by linking the personal interests of the Participants to those of the Bank's stockholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Bank in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3        DURATION OF THE PLAN. The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 10 herein, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) such time as all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

ARTICLE 2
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

"AFFILIATE" shall mean any entity that directly, or through one or more intermediaries, controls, is controlled by or is under common control with, the Bank as determined by the Committee.

"AWARD" means, individually or collectively, a grant under this Plan of NQSOs or, ISOs in each case subject to the terms of this Plan.

"AWARD AGREEMENT" means either (i) a written agreement entered into by the Bank and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Bank to a Participant describing the terms and provisions of such Award.

"BANK" means BlueRidge Bank, a Maryland-chartered commercial bank, and any successor thereto as provided in Article 12 herein.

"BENEFICIAL OWNER" OR "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

"BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Bank.

"CAUSE" means (i) the willful failure by the Participant to perform substantially the Participant's duties as an Employee or Director (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Bank or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant's having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Bank or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Bank or any Affiliate or not to compete or interfere with the Bank or any Affiliate.

"CHANGE OF CONTROL" shall occur if any of the following events occur:

(i)                 Any Person acquires Beneficial Ownership, directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the combined Voting Power of the Bank's securities;

(ii)               Within any twenty-four (24) month period, the individuals who were Directors of the Bank at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Bank; provided, however, that any Director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this (ii); or

(iii)             The stockholders of the Bank approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Bank which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of the Bank immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Bank immediately prior to such Corporate Event.

"CHANGE OF CONTROL PRICE" means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change of Control occurs.

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"CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

"COMMITTEE" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

"DIRECTOR" means any individual who is a member of the Board or the Board of Directors of an Affiliate who is also not an employee of the Bank or an Affiliate.

"EMPLOYEE" means any employee of the Bank or an Affiliate. Directors who are not otherwise employed by the Bank or an Affiliate shall not be considered Employees under this Plan.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

"FAIR MARKET VALUE" or "FMV" means a price determined by the Committee based on objective criteria. If Shares are at any time traded on an established stock exchange or market, FMV shall mean the closing selling price of a Share on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.

"FISCAL YEAR" means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

"INCENTIVE STOCK OPTION" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

"NONQUALIFIED STOCK OPTION" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

"OPTION" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

"OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

"PARTICIPANT" means an Employee or Director who has been selected to receive an Award, or who has an outstanding Award granted under the Plan.

"PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof; provided, however, that "Person" shall not include (i) the Bank or any Affiliate, or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Bank or any Affiliate.

"SHARES" means the shares of common stock of the Bank, $1.25 par value per Share.

"VOTING POWER" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a bank or other corporation.

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"VOTING SECURITIES" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a bank or other corporation.

ARTICLE 3

ADMINISTRATION

3.1        GENERAL. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee or agent, and the Committee, the Bank, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Bank, and all other interested parties.

3.2        AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusivediscretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 10, adopting modifications and amendments to the Plan or any Award Agreement.

3.3        DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Bank or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers with respect to Awards; and provided further, that such member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated pursuant to this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1        NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 270,000 (such total number of Shares, the "Total Share Authorization").

Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan is satisfied by tendering Shares to the Bank (by either actual delivery or by attestation), only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant, shall be 100,000.

4.2        ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Bank or the capitalization of the Bank) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Bank, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Bank, or any similar corporate event or transaction, the number and kind of Shares that may be issued under the Plan and the number and kind of Shares subject to outstanding Awards shall automatically be adjusted proportionately.

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The Committee, in its sole discretion, may also make other appropriate adjustments in the terms of Awards issued under the Plan and may modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Plan Participants.

Subject to the provisions of Article 9 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1        ELIGIBILITY. Individuals eligible to participate in the Plan include all Employees and Directors designated by the Board of Directors as eligible.

5.2        ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine in its discretion, the nature, terms, and amount of each Award.

ARTICLE 6

STOCK OPTIONS

6.1        GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion. Notwithstanding the foregoing, no ISOs may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

6.2        AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3        OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be not less than one hundred percent (100%) of the FMV of the Shares on the date of grant, provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the Option Price shall not be less than 110% of the FMV of the Shares on the date of grant.

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6.4        DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided further, that in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, no option shall be exercisable later than the fourth (5th) anniversary of the date of its grant.

6.5        EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6        PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Bank or an agent designated by the Bank in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Bank in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish. Cashless exercise of the Option is also permissible provided that the Participant concurrently provides irrevocable instructions (i) to his or her broker or dealer to effect the immediate sale of the purchased Shares and remit to the Bank out of sale proceeds available on the settlement date, sufficient funds to cover the Option Price and (ii) to Bank to deliver the certificates for such Shares of Stock directly to such broker or dealer in order to complete the sale.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.

6.7        RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

6.8        TERMINATION OF EMPLOYMENT OR SERVICE. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Bank or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination; provided, however, that no Option shall be exercisable more than three months following a Participant's termination of employment for a reason other than death or disability. If a Participant is terminated as a result of death or disability, no exercise of an Option may occur after the expiration of the one-year period following the termination, or if earlier, the expiration of the term of the Option as provided under Section 6.4.

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6.9        NONTRANSFERABILITY OF OPTIONS.

(a)	INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	NONQUALIFI ED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement at the time of grant, or thereafter by the Committee, NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant's lifetime only by such Participant.

6.10        NOTIFICATION OF DISQUALIFYING DISPOSITION. The Participant will notify the Bank upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Bank will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

ARTICLE 7

BENEFICIARY DESIGNATION

A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death the beneficiary shall be the Participant's estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 7, or both, in favor of another method of determining beneficiaries.

ARTICLE 8

RIGHTS OF EMPLOYEES AND AGENTS

8.1       EMPLOYMENT. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Bank or an Affiliate to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Bank or an Affiliate.

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Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Bank or an Affiliate and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Bank or an Affiliate for severance payments or otherwise except as provided in this Plan.

For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Bank and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may stipulate in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment or Agency to an entity that is spun-off from the Bank or an Affiliate, if any, shall not be deemed a termination of employment for purposes of an Award.

8.2        PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award. No Employee or Director, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.

8.3        RIGHTS AS A STOCKHOLDER. Except as specifically provided for in this Plan or an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 9

CHANGE OF CONTROL

9.1        ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 9.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

(a)	Any and all Options granted to Employees hereunder shall become immediately exercisable; additionally, if an Employee's employment or service is involuntarily terminated for any reason except Cause within twelve (12) months of such Change of Control, the Employee shall have until the earlier of (i) twelve (12) months following such termination date, or (ii) the term of the Option, to exercise such Options;

(b)	If the Change of Control occurs after the third anniversary of the chartering of the Bank, any and all Options granted to Directors hereunder shall become immediately exercisable; and

(c)	Subject to the provisions of Section 9.1(b), the Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV on the date of settlement.

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9.2        ALTERNATIVE AWARDS. Notwithstanding Section 9.1, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an "Alternative Award") by any successor as described in Article 12; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

(d)	Have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 10

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

10.1        AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided however, that:

(a)	Without the prior approval of the Bank's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Option.

(b)	To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Bank in accordance with applicable law, regulation, or exchange requirement.

10.2        ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Bank or the financial statements of the Bank or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

10.3        AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

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10.4        BANK REGULATION. The terms and conditions of each Award granted shall comply with applicable banking laws and regulations. Awards are subject to exercise or forfeiture upon the direction of the Maryland Commissioner of Financial Regulation or the Federal Deposit Insurance

Corporation (or any other state or federal agency having primary regulatory jurisdiction over the Bank) if the Bank's capital falls below applicable minimum regulatory requirements.

ARTICLE 11
WITHHOLDING

The Bank or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Bank or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event resulting or arising from this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Bank withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

ARTICLE 12
SUCCESSORS

Any obligations of the Bank or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Bank or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Bank or Affiliate, as applicable.

ARTICLE 13

GENERAL PROVISIONS

13.1        FORFEITURE EVENTS. Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment or service under certain or all circumstances, violation of material Bank and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Bank and Affiliates.

13.2        LEGEND. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

13.3        DELIVERY OF TITLE. The Bank shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Bank determines are necessary or advisable; and

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(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Bank determines to be necessary or advisable.

13.4        INVESTMENT REPRESENTATIONS. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

13.5        UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.

13.6        UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Bank or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Bank, except that if an Affiliate executes an Award Agreement instead of the Bank the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Bank. To the extent that any individual acquires a right to receive payments from the Bank or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Bank or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Bank or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

13.7        NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

13.8        OTHER COMPENSATION AND BENEFIT PLANS. Nothing in this Plan shall be construed to limit the right of the Bank or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program, or arrangement.

13.9        NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Bank's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Bank or an Affiliate to take any action which such entity deems to be necessary or appropriate.

ARTICLE 14

LEGAL CONSTRUCTION

14.1        GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

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14.2        SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3        REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Bank or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Bank or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Bank's or the Affiliate's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Bank or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.4        GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the State of Maryland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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